UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2013

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands

(State or other jurisdiction of incorporation)

001-34094	N/A
(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As described below, on July 10, 2013, Vantage Drilling Company (the “Company”) announced the launch of its offering of $75 million aggregate principal amount of convertible senior notes due 2043 (the “Convertible Notes”). In conjunction with the offering of the Convertible Notes, the Company issued a confidential preliminary offering memorandum dated July 10, 2013 (the “Offering Memorandum”). Certain information from the Offering Memorandum relating to the risk factors applicable to the Company is attached as Exhibit 99.1 to this Report. Because not all of the information contained in the preliminary offering memorandum is included in this Report, certain cross references and defined terms may not appear in such Exhibit.

The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events

On July 10, 2013, the Company issued a press release announcing that it proposes to offer $75 million aggregate principal amount of convertible senior notes due 2043, subject to market conditions and other factors, plus up to an additional $15 million aggregate principal amount of convertible notes on the same terms and conditions at the option of the initial purchaser. A copy of the press release is furnished as Exhibit 99.2 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Certain information under the caption Risk Factors in the Offering Memorandum.

99.2	Press Release dated July 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTAGE DRILLING COMPANY
Date: July 10, 2013	By:	/s/ Douglas G. Smith
Douglas G. Smith
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Information under the caption Risk Factors in the Offering Memorandum.

99.2	Press Release dated July 10, 2013.